EXHIBIT 5.1
                                                                     -----------


                                  WIGGIN & DANA
                                One Century Tower
                               New Haven, CT 06508
                                 (203) 498-4400


October 15, 1997


Vion Pharmaceuticals, Inc.
4 Science Park
New Haven, CT  06511

Ladies and Gentlemen:

                  We refer to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-7483) (the "Registration Statement") to be filed by Vion Pharmaceuticals, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 22,027,022 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), 810,991 Redeemable Class A Warrants (the "Class A Warrants") and 4,812,383 Redeemable Class B Warrants (the "Class B Warrants") (the Class A Warrants and Class B Warrants, collectively, the "Warrants", and the Common Stock and the Warrants, collectively, the "Securities").

                  As counsel for the Company, we have examined such corporate records, other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion the Securities are legally issued, fully paid and non-assessable, or when issued upon exercise of Warrants or other convertible securities in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                                     Very truly yours,

                                                     /s/ Wiggin & Dana